Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements on Form S-3 (No. 333-273926) and Form S-8 (Nos. 333-286906, 333-281171, 333-273929, 333-244403, and 333-230415) of National Fuel Gas Company of our report dated February 27, 2026, relating to the financial statements of Vectren Energy Delivery of Ohio, LLC appearing in this Current Report on Form 8-K dated May 26, 2026.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas

May 26, 2026